Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 4, 2020, with respect to the financial statements of Skillz Inc. included in the proxy statement/prospectus of Flying Eagle Acquisition Corp. that is made a part of Amendment No. 4 to the Registration Statement (Form S-4 No. 333-248638) and Prospectus of Flying Eagle Acquisition Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

November 30, 2020